Exhibit 99.2

Third Quarter 2019	1

Forward Looking Statements

This Supplemental Information package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, including our full-year 2019 earnings guidance and the assumptions underlying such guidance, our ability to successfully source, structure, negotiate and close investments in and acquisitions of self-storage facilities, our management team’s views of the self-storage market generally, the market dynamics of the MSAs in which our investments are located, our ability to fund our outstanding future investment commitments, our ability to own and manage our real estate assets, the availability, terms and our rate of deployment of equity capital, our ability to increase the borrowing base and use the accordion feature of our credit facility, our expectations about receiving certificates of occupancy on our properties and negotiations regarding the internalization of our advisor, which may not occur on favorable terms, or at all, and the continuance of our management agreement if internalization does not occur, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual financial and operating results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such differences are described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, and those set forth in our other reports and information filed with the Securities and Exchange Commission (“SEC”), which factors include, without limitation, the following:

•	our ability to successfully source, structure, negotiate and close investments in and acquisitions of self-storage facilities;
•	changes in our business strategy and the market’s acceptance of our investment terms;
•	our ability to fund our outstanding and future investment commitments;
•	our ability to complete construction and obtain certificates of occupancy for self-storage development projects in which we invest;
•	the future availability for borrowings under our credit facility (including borrowing base capacity, compliance with covenants and the availability of the accordion feature);
•	availability, terms and our rate of deployment of equity and debt capital;
•	our manager’s ability to hire and retain qualified personnel;
•

the internalization of our Manager, which may or may not occur on the timeline anticipated or at all, and the resulting outcome if no internalization transaction occurs, including any amendment to or termination of the Management Agreement;

•	changes in the self-storage industry, interest rates or the general economy;
•	the degree and nature of our competition;
•	volatility in the value of our assets carried at fair market value;
•	potential limitations on our ability to pay dividends at historical rates or other changes to our historical dividend rate;
•	limitations in our existing and future debt agreements on our ability to pay distributions;
•	the impact of our outstanding preferred stock on our ability to execute our business plan and pay distributions on our common stock; and
•	general volatility of the capital markets and the market price of our common stock.

Given these uncertainties, undue reliance should not be placed on our forward-looking statements. We assume no duty or responsibility to publicly update or revise any forward-looking statement that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. We urge you to review the disclosures concerning risks in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in other documents that we file from time-to-time with the SEC.

Non-GAAP Financial Measures

Adjusted Earnings is a non-GAAP measure and is defined as net income attributable to common stockholders plus stock dividends to preferred stockholders, stock-based compensation expense, depreciation and amortization on real estate assets, depreciation and amortization on SL1 Venture real estate assets, and other expenses which are generally non-comparable and which represent expenses not substantially related to our ongoing business operations. Management uses Adjusted Earnings and Adjusted Earnings per diluted share as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self-storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various equity-based payments (including stock dividends) and other items included in net income that do not relate to or are not indicative of its present and future operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted Earnings and Adjusted Earnings per share may not be comparable to other key performance indicators reported by other REITs or real estate companies. Reconciliations of Adjusted Earnings and Adjusted Earnings per share to Net income attributable to common stockholders and Earnings per share, respectively, are provided in the attached table entitled “Calculation of Adjusted Earnings.”

Third Quarter 2019	2

Press Release – October 2019

 Jernigan Capital Reports Third Quarter EPS and Adjusted EPS Above High End of Guidance Range; Tightens Full-Year EPS Guidance Range and Raises Full-Year Adjusted EPS Guidance Range

MEMPHIS, Tennessee, October 30, 2019 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP), an owner of self-storage facilities and a leading capital partner for self-storage entrepreneurs nationwide, today announced results for the quarter ended September 30, 2019.

Third Quarter Highlights include:

▪	Earnings per share and adjusted earnings per share of $0.26 and $0.46, respectively, both above the high end of guidance ranges provided with the Company’s second quarter 2019 earnings release;

▪

Tightened full year 2019 earnings per share guidance range to between $1.08 and $1.19 from the prior range of $0.93 to $1.34 and increased full year 2019 adjusted earnings per share guidance range to between $1.88 and $2.00 from the prior range of between $1.72 and $2.13;

▪

Increased the number of wholly-owned self-storage facilities to 15 through developer buyouts of five self-storage facilities underlying the Company’s Miami bridge portfolio and the Company’s Jacksonville 2 development investment, as well as the acquisition of the interests in the entity that owned the property underlying the Company’s Miami construction loan;

▪

Closed on two development investments, in Queens, New York and Nassau County, New York, with an aggregate commitment amount of $21.8 million, bringing aggregate 2019 investments to approximately $101 million, including commitments to new development and developer buyouts;

▪

Commenced leasing of Generation V self-storage facilities underlying two development property investments located in Atlanta, Georgia and St. Paul, Minnesota in which the Company has an aggregate committed investment of $26.8 million, 49.9% profits interests and ROFRs; and

▪

A special committee comprised entirely of independent members of the Company’s board of directors commenced discussions with JCAP Advisors, the Company’s external advisor, regarding a potential internalization transaction.

“Our third quarter results and investment activities reflect another quarter of strong execution of the Company’s business plan and further progress toward outright ownership of our outstanding portfolio of state-of-the-art Generation V self-storage properties,” stated John Good, Chief Executive Officer of Jernigan Capital, Inc. “Revenue, earnings per share and adjusted earnings per share exceeded the high end of our quarterly guidance ranges, and we posted 35% growth in total revenues compared to the third quarter of 2018. Our portfolio of self-storage facilities continues to progress well through construction and lease-up. As of quarter-end, 54 facilities, representing 71% of self-storage projects that we have financed to date, were open and operating. After a solid summer rental season, these properties have continued to lease up well into October. Occupancy is running approximately 290 basis points ahead of initial underwriting for our 46 properties that have been open for at least one leasing season.”

“We continue to see opportunities to acquire developer interests in our core development portfolio,” Mr. Good continued. “During the third quarter, we acquired the developers’ interests in seven of our investments, including the five facilities underlying the Miami bridge loan, our Jacksonville 2 project and our Miami construction loan. Year-to-date, we have made on-balance sheet purchases of our developers’ interests in eight projects and have purchased developers out of four additional projects within our Heitman joint venture. With those acquisitions, we now wholly-own, either on our balance sheet or with our venture partner, 19 state-of-the-art Generation V self-storage properties representing approximately 24% of the net rentable square feet in our overall portfolio. As the pace of acquisition opportunities accelerates, we expect to eventually wholly-own a substantial majority of the self-storage developments we have financed.”

“While we continue to strategically seek new development commitments in select markets around the United States, the sector is in the last innings of the development cycle,” added Jonathan Perry, President and Chief Investment Officer. “During the third quarter, we closed two new development investments in Queens, NY and Nassau County, NY, two submarkets that exhibit the compelling demographics that we expect will drive strong demand and excellent returns over time. With these development investment commitments and the seven acquisitions during the quarter, we have surpassed the midpoint of our full year 2019 investment guidance range.”

Financial Highlights

Earnings per share and adjusted earnings per share for the three months ended September 30, 2019 were $0.26 and $0.46, respectively, which are $0.02 and $0.04, respectively, above the high end of the Company’s guidance range provided in the Company’s second quarter 2019 earnings release. Earnings per share and adjusted earnings per share for the nine months ended September 30, 2019 were $1.06 and $1.62, respectively.

Third Quarter 2019	3

Total revenues for the three and nine months ended September 30, 2019 were $12.2 million and $33.0 million, respectively, representing increases of $3.2 million, or 35%, and $11.4 million, or 53%, over total revenues for the three and nine months ended September 30, 2018, respectively. The increase in revenues is primarily attributed to the increase in the outstanding principal balances on the Company’s investment portfolio.

General and administrative expenses, excluding fees to the Manager, for the three and nine months ended September 30, 2019 were $2.1 million and $6.3 million, compared to $1.7 million and $5.6 million for the comparable 2018 periods, respectively. Included in these amounts were stock-based compensation expense for the three and nine months ended September 30, 2019 of $0.5 million and $1.6 million, compared to $0.4 million and $1.5 million for the comparable 2018 periods, respectively.

Net income attributable to common stockholders for the three months ended September 30, 2019 was $5.8 million, a decrease of $5.4 million, or 48%, over the $11.2 million net income attributable to common stockholders for the comparable quarter in 2018. The decrease from the comparable 2018 period is largely attributable to a decline in fair value accretion due to a smaller number of self-storage development projects achieving substantial completion in 2019 versus the comparable 2018 period. Net income attributable to common stockholders for the nine months ended September 30, 2019 was $22.7 million, an increase of $3.5 million, or 18%, over the $19.2 million reported for the comparable nine-month period in 2018.

Net income attributable to common stockholders and adjusted earnings for the three and nine months ended September 30, 2019 also includes increases in the fair value of investments of $8.0 million and $28.8 million, respectively, compared to increases of $11.1 million and $24.0 million, respectively, for the comparable periods in 2018. This represents a decrease of $3.1 million, or 28%, and an increase of $4.8 million, or 20%, year-over-year from the three and nine months ended September 30, 2018, respectively. The year-over-year reduction in the increases in the fair value of investments for the three months ended September 30, 2019 as compared to the same period in 2018 was primarily driven by the fact that fewer properties attained certificates of occupancy during the three months ended September 30, 2019 as compared to the three months ended September 30, 2018.

Capital Markets Activities

During the third quarter, the Company issued an aggregate $2.0 million of common stock under the Company’s at-the-market program at a weighted average share price of $20.68, an 8.2% premium to the Company’s reported book value per share as of June 30, 2019.

Dividends

On July 31, 2019, the Company declared cash and stock dividends on its Series A Preferred Stock. The cash dividend of $2.3 million was paid on October 15, 2019 to holders of record on October 1, 2019. A stock dividend of 2,125 shares of additional Series A Preferred Stock was issued on October 15, 2019 to holders of record on October 1, 2019 for an aggregate value of $2.1 million pursuant to the terms of the Stock Purchase Agreement.

On July 31, 2019, the Company declared a cash dividend on its Series B Preferred Stock. The cash dividend of $0.7 million was paid on October 15, 2019 to holders of record on October 1, 2019.

Additionally, on July 31, 2019, the Company declared a dividend of $0.35 per common share. The dividend was paid on October 15, 2019 to common stockholders of record on October 1, 2019.

Third Quarter 2019	4

Full-Year 2019 Guidance

The following table reflects earnings per share and adjusted earnings per share guidance ranges for the full-year 2019. Such guidance is based on management's current expectations of Company investment and acquisition activity (including fair value appreciation, the expected timing of construction progress and receipts of certificates of occupancy, and the assumptions regarding the timing of acquisitions of developer interests), the operational and new supply dynamics of the self-storage markets in which the Company has invested, and overall economic conditions, including interest rate levels. Adjusted earnings is a performance measure that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”) and is defined as net income attributable to common stockholders (computed in accordance with GAAP) plus stock dividends to preferred stockholders, stock-based compensation expense, depreciation and amortization on real estate assets, and other expenses. For more information about our calculation of adjusted earnings, see “Non-GAAP Financial Measures” below.

	Year ending
	December 31, 2019
	Low	High
Interest income from investments	$36,405	$36,505
Rental revenue from real estate owned	8,125	8,225
Other income	350	355
Total revenues	$44,880	$45,085
G&A expenses (1)	(16,910)	(16,800)
Property operating expenses (excl. depreciation and amortization)	(4,090)	(4,040)
Depreciation and amortization on real estate assets	(6,175)	(6,150)
Interest expense	(8,635)	(8,535)
JV income	470	480
Other expenses	(270)	(270)
Other interest income	35	40
Net unrealized gain on investments (2)	34,600	36,600
Net income	43,905	46,410
Net income attributable to preferred stockholders (3)	(20,495)	(20,485)
Net income attributable to common stockholders	23,410	25,925
Add: stock dividends	8,500	8,500
Add: stock-based compensation	2,155	2,150
Add: depreciation and amortization on real estate assets (4)	6,485	6,455
Add: other expenses (5)	270	270
Adjusted earnings	$40,820	$43,300
Earnings per share – diluted	$1.08	$1.19
Adjusted earnings per share – diluted	$1.88	$2.00
Average shares outstanding – diluted	21,700,000	21,700,000
1)	Includes $8.3 million (low and high) of fees to Manager for the year ending December 31, 2019.
2)	Excludes $0.3 million (low and high) of unrealized appreciation in fair value of investments from the real estate venture, which is included in JV income for the year ended December 31, 2019.
3)

Represents both cash dividends and stock dividends (which stock dividends will be paid out in either shares of the Company’s common stock or additional shares of Series A Preferred Stock, at the option of the Series A stockholders) estimated with respect to outstanding shares of Series A Preferred Stock, as well as cash dividends estimated with respect to outstanding shares of Series B Preferred Stock.

4)

Includes $0.3 million (low and high) of depreciation and amortization on the real estate assets wholly-owned by the real estate venture, which is included in JV income for the year ended December 31, 2019.

5)	Other expenses consist of professional fees incurred with respect to ongoing discussions and negotiations related to our Management Agreement.

Full-Year Key Assumptions:

•

Closings of approximately $101 million of new self-storage investments for the full-year 2019, including acquisitions of developer interests (on-balance sheet and JCAP’s proportionate share in the SL1 Venture) and new development property investments;

•

Fundings of approximately $185 million to $195 million on the Company’s closed investment commitments during the year ending December 31, 2019, including cash payable for the acquisitions of developer interests; and

•	Utilization of the Company’s credit facility over the course of the year with expected borrowings at year-end of approximately $160 million.

The Company is adjusting its previously issued guidance for full year 2019. Net income attributable to common stockholders is expected to be between $1.08 and $1.19 per share from the previously estimated range of $0.93 to $1.34 per share, and adjusted earnings is expected to be between $1.88 and $2.00 per share from the previously estimated range of $1.72 to $2.13 per share.

Additionally, the Company continues to monitor its 2019 fair value guidance with updated estimates of construction progress, timing of the receipt of certificates of occupancy from its development partners and the movement of interest rates and spreads. Of the estimated $34.6 million to $36.6 million of fair value appreciation in 2019, the Company recognized $8.8 million during the first quarter, $12.0 million in the second

Third Quarter 2019	5

quarter, $8.0 million in the third quarter, and expects $5.8 million to $7.8 million to be recognized in the fourth quarter. The Company’s 2019 fair value guidance reflects updated estimates of the timing of construction completion of the self-storage facilities underlying certain of our development investments, as well as the timing of stabilization of facilities in which we have invested. Timing of fair value appreciation is heavily dependent upon construction progress and the timing of construction completion, both of which are subject to factors outside the control of the Company and the Company’s development partners. Moreover, when the Company acquires the developer’s interest in a self-storage project that the Company has financed, the Company no longer accounts for such investment under the fair value method, so acquisitions of developer interests have a potentially material effect on future fair value recognized in the Company’s financial statements. As such, the amount and exact timing of fair value recognition is subject to change.

Third Quarter 2019	6

Jernigan Capital, Inc.

Financial Highlights- Trailing Five Quarters

(unaudited, in thousands, except share and per share data)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Operating Data:
Interest income, rental-related income and other revenues	$12,249	$10,832	$9,884	$9,666	$9,091
JV income	165	85	156	58	440
Total revenues and JV income	12,414	10,917	10,040	9,724	9,531
General & administrative expenses	(4,268)	(4,442)	(3,765)	(4,375)	(3,599)
Property operating expenses of real estate owned	(989)	(786)	(762)	(508)	(473)
Depreciation and amortization of real estate owned	(1,372)	(1,090)	(1,029)	(982)	(854)
Other expenses	(268)	-	-	-	-
Interest expense	(2,546)	(1,776)	(1,213)	(634)	(467)
Subtotal	2,971	2,823	3,271	3,225	4,138
Realized gain on investments	-	-	-	-	619
Net unrealized gain on investments	7,974	12,043	8,830	18,942	11,060
Other interest income	9	8	13	84	147
Net income	10,954	14,874	12,114	22,251	15,964
Net income attributable to preferred stockholders	(5,157)	(5,094)	(5,032)	(5,049)	(4,790)
Net income attributable to common stockholders	$5,797	$9,780	$7,082	$17,202	$11,174
Plus: stock dividends to preferred stockholders	2,125	2,125	2,125	2,125	2,125
Plus: stock-based compensation	549	719	328	321	385
Plus: depreciation and amortization on real estate assets	1,372	1,090	1,029	982	854
Plus: depreciation and amortization on SL1 Venture real estate assets	82	82	56	-	-
Plus: other expenses	268	-	-	-	-
Adjusted Earnings	$10,193	$13,796	$10,620	$20,630	$14,538

Basic earnings per share attributable to common stockholders	$0.26	$0.46	$0.35	$0.87	$0.58
Diluted earnings per share attributable to common stockholders	$0.26	$0.46	$0.35	$0.87	$0.57

Adjusted Earnings per share attributable to common stockholders – diluted	$0.46	$0.65	$0.52	$1.04	$0.75

Dividends declared per share of common stock	$0.35	$0.35	$0.35	$0.35	$0.35

Weighted-average shares of common stock outstanding:
Basic	22,019,875	21,185,484	20,297,551	19,655,942	19,184,172
Diluted	22,233,594	21,387,462	20,455,116	19,816,194	19,459,751
Shares of common stock outstanding:	22,236,871	22,133,290	20,567,694	20,430,218	19,364,339

Balance Sheet Data:
Cash and cash equivalents	$6,961	$4,169	$3,860	$8,715	$42,624
Self-Storage Investment Portfolio:
Development property investments at fair value	508,887	476,889	405,999	373,564	335,509
Bridge investments at fair value	-	89,478	87,046	84,383	81,862
Operating property loans at fair value	-	-	-	-	2,440
Self-storage real estate owned	240,209	112,099	111,297	100,099	74,444
Accumulated depreciation on self-storage real estate owned	(7,387)	(6,016)	(4,926)	(3,897)	(2,915)
Self-storage real estate owned, net	232,822	106,083	106,371	96,202	71,529
Investment in and advances to self-storage real estate venture	11,027	12,416	12,360	14,155	14,401
Total assets	776,233	703,292	630,632	590,408	556,228
Gross assets	783,620	709,308	635,558	594,305	559,143

Secured revolving credit facility	125,000	62,900	27,000	-	-
Term loans, net of unamortized costs	40,735	33,711	33,716	24,609	24,578
Total liabilities	186,816	116,437	77,831	42,544	40,689

Total equity	589,417	586,855	552,801	547,864	515,539

Third Quarter 2019	7

Jernigan Capital, Inc.

Consolidated Balance Sheets-Trailing Five Quarters

(unaudited, in thousands)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Assets:
Cash and cash equivalents	$6,961	$4,169	$3,860	$8,715	$42,624
Self-Storage Investment Portfolio:
Development property investments at fair value	508,887	476,889	405,999	373,564	335,509
Bridge investments at fair value	-	89,478	87,046	84,383	81,862
Operating property loans at fair value	-	-	-	-	2,440
Self-storage real estate owned, net	232,822	106,083	106,371	96,202	71,529
Investment in and advances to self-storage real estate venture	11,027	12,416	12,360	14,155	14,401
Other loans, at cost	4,417	4,576	5,025	4,835	4,818
Deferred financing costs	4,090	4,327	4,404	4,619	1,503
Prepaid expenses and other assets	7,813	5,129	5,348	3,702	1,327
Fixed assets, net	216	225	219	233	215
Total assets	$776,233	$703,292	$630,632	$590,408	$556,228

Liabilities:
Secured revolving credit facility	$125,000	$62,900	$27,000	$-	$-
Term loans, net of unamortized costs	40,735	33,711	33,716	24,609	24,578
Due to Manager	2,749	2,453	2,267	3,334	2,309
Accounts payable, accrued expenses and other liabilities	5,392	4,526	2,612	2,402	2,235
Dividends payable	12,940	12,847	12,236	12,199	11,567
Total liabilities	$186,816	$116,437	$77,831	$42,544	$40,689

Equity:
Series A Cumulative preferred stock	$128,512	$126,387	$124,262	$122,137	$122,137
Series B Cumulative preferred stock	37,298	37,298	37,298	37,401	37,425
Common stock	222	221	205	204	193
Additional paid-in capital	422,240	419,760	389,431	386,394	364,108
Retained earnings (accumulated deficit)	1,645	3,630	1,605	1,728	(8,324)
Accumulated other comprehensive income (loss)	(500)	(441)	-	-	-
Total equity	589,417	586,855	552,801	547,864	515,539
Total liabilities and equity	$776,233	$703,292	$630,632	$590,408	$556,228

Third Quarter 2019	8

Jernigan Capital, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Interest income from investments	$10,216	$8,086	$27,578	$19,051
Rental and other property-related income from real estate owned	1,988	970	5,075	2,398
Other revenues	45	35	312	99
Total revenues	12,249	9,091	32,965	21,548

Costs and expenses:
General and administrative expenses	2,137	1,727	6,273	5,579
Fees to Manager	2,131	1,872	6,203	4,758
Property operating expenses of real estate owned	989	473	2,538	1,204
Depreciation and amortization of real estate owned	1,372	854	3,491	2,443
Other expenses	268	-	268	290
Total costs and expenses	6,897	4,926	18,773	14,274

Operating income	5,352	4,165	14,192	7,274

Other income (expense):
Equity in earnings from unconsolidated real estate venture	165	440	407	1,425
Realized gain on investments	-	619	-	619
Net unrealized gain on investments	7,974	11,060	28,847	24,003
Interest expense	(2,546)	(467)	(5,535)	(1,521)
Other interest income	9	147	30	315
Total other income	5,602	11,799	23,749	24,841
Net income	10,954	15,964	37,941	32,115
Net income attributable to preferred stockholders	(5,157)	(4,790)	(15,283)	(12,965)
Net income attributable to common stockholders	$5,797	$11,174	$22,658	$19,150

Basic earnings per share attributable to common stockholders	$0.26	$0.58	$1.06	$1.17
Diluted earnings per share attributable to common stockholders	$0.26	$0.57	$1.06	$1.16

Dividends declared per share of common stock	$0.35	$0.35	$1.05	$1.05

Third Quarter 2019	9

Jernigan Capital, Inc.

Calculation of Adjusted Earnings and Reconciliation to Net Income Attributable to Common Stockholders

(unaudited, in thousands, except share and per share data)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Net income attributable to common stockholders	$5,797	$9,780	$7,082	$17,202	$11,174
Plus: stock dividends to preferred stockholders	2,125	2,125	2,125	2,125	2,125
Plus: stock-based compensation	549	719	328	321	385
Plus: depreciation and amortization on real estate assets	1,372	1,090	1,029	982	854
Plus: depreciation and amortization on SL1 Venture real estate assets	82	82	56	-	-
Plus: other expenses	268	-	-	-	-
Adjusted Earnings	$10,193	$13,796	$10,620	$20,630	$14,538

Adjusted Earnings per share attributable to common stockholders – diluted	$0.46	$0.65	$0.52	$1.04	$0.75

Weighted average shares of common stock outstanding – diluted	22,233,594	21,387,462	20,455,116	19,816,194	19,459,751

	Nine months ended
	September 30, 2019	September 30, 2018
Net income attributable to common stockholders	$22,658	$19,150
Plus: stock dividends to preferred stockholders	6,375	6,375
Plus: stock-based compensation	1,596	1,507
Plus: depreciation and amortization on real estate assets	3,491	2,443
Plus: depreciation and amortization on SL1 Venture real estate assets	219	-
Plus: other expenses	268	290
Adjusted Earnings	$34,607	$29,765

Adjusted Earnings per share attributable to common stockholders – diluted	$1.62	$1.80

Weighted average shares of common stock outstanding – diluted	21,365,239	16,540,367

Third Quarter 2019	10

Jernigan Capital, Inc.

Full-Year 2019 Guidance

(in thousands, except share and per share data)

	Year ending
	December 31, 2019
	Low	High
Interest income from investments	$36,405	$36,505
Rental revenue from real estate owned	8,125	8,225
Other income	350	355
Total revenues	$44,880	$45,085
G&A expenses (1)	(16,910)	(16,800)
Property operating expenses (excl. depreciation and amortization)	(4,090)	(4,040)
Depreciation and amortization on real estate assets	(6,175)	(6,150)
Interest expense	(8,635)	(8,535)
JV income	470	480
Other expenses	(270)	(270)
Other interest income	35	40
Net unrealized gain on investments (2)	34,600	36,600
Net income	43,905	46,410
Net income attributable to preferred stockholders (3)	(20,495)	(20,485)
Net income attributable to common stockholders	23,410	25,925
Add: stock dividends	8,500	8,500
Add: stock-based compensation	2,155	2,150
Add: depreciation and amortization on real estate assets (4)	6,485	6,455
Add: other expenses (5)	270	270
Adjusted earnings	$40,820	$43,300
Earnings per share – diluted	$1.08	$1.19
Adjusted earnings per share – diluted	$1.88	$2.00
Average shares outstanding – diluted	21,700,000	21,700,000

6)	Includes $8.3 million (low and high) of fees to Manager for the year ending December 31, 2019.
7)	Excludes $0.3 million (low and high) of unrealized appreciation in fair value of investments from the real estate venture, which is included in JV income for the year ended December 31, 2019.
8)

Represents both cash dividends and stock dividends (which stock dividends will be paid out in either shares of the Company’s common stock or additional shares of Series A Preferred Stock, at the option of the Series A stockholders) estimated with respect to outstanding shares of Series A Preferred Stock, as well as cash dividends estimated with respect to outstanding shares of Series B Preferred Stock.

9)

Includes $0.3 million (low and high) of depreciation and amortization on the real estate assets wholly-owned by the real estate venture, which is included in JV income for the year ended December 31, 2019.

10)	Other expenses consist of professional fees incurred with respect to ongoing discussions and negotiations related to our Management Agreement.

Full-Year Key Assumptions:

•

Closings of approximately $101 million of new self-storage investments for the full-year 2019, including acquisitions of developer interests (on-balance sheet and JCAP’s proportionate share in the SL1 Venture) and new development property investments;

•

Fundings of approximately $185 million to $195 million on the Company’s closed investment commitments during the year ending December 31, 2019, including cash payable for the acquisitions of developer interests; and

•	Utilization of the Company’s credit facility over the course of the year with expected borrowings at year-end of approximately $160 million.

Of the estimated $34.6 million to $36.6 million of fair value appreciation in 2019, the Company recognized $8.8 million during the first quarter, $12.0 million in the second quarter, $8.0 million in the third quarter, and expects $5.8 million to $7.8 million to be recognized in the fourth quarter. The Company’s 2019 fair value guidance reflects updated estimates of the timing of construction completion of the self-storage facilities underlying certain of our development investments, as well as the timing of stabilization of facilities in which we have invested. Timing of fair value appreciation is heavily dependent upon construction progress and the timing of construction completion, both of which are subject to factors outside the control of the Company and the Company’s development partners. Moreover, when the Company acquires the developer’s interest in a self-storage project that the Company has financed, the Company no longer accounts for such investment under the fair value method, so acquisitions of developer interests have a potentially material effect on future fair value recognized in the Company’s financial statements. As such, the amount and exact timing of fair value recognition is subject to change.

Third Quarter 2019	11

Jernigan Capital, Inc.

Schedule of Owned Properties

As of September  30, 2019
(unaudited, dollars in thousands)

Location
(MSA)	Date	Date	JCAP Capital	Size	Months	% Physical
Address	Opened	Acquired	Investment (1)	(NRSF) (2)	Open (3)	Occupancy (3)
Orlando 1/2 11920 W Colonial Dr.	5/1/2016	8/9/2017	$12,049	93,965	42	86.9%
Jacksonville 1 1939 East West Pkwy	8/12/2016	1/10/2018	8,687	59,848	39	90.0%
Atlanta 2 340 Franklin Gateway SE	5/24/2016	2/2/2018	8,766	66,187	41	84.3%
Atlanta 1 5110 McGinnis Ferry Rd	5/25/2016	2/2/2018	10,467	71,718	41	90.6%
Pittsburgh 6400 Hamilton Ave	5/11/2017	2/20/2018	8,058	47,486	30	45.1%
Charlotte 1 9323 Wright Hill Rd	8/18/2016	8/31/2018	10,525	86,750	38	65.3%
New York City 1 1775 5th Ave	9/29/2017	12/21/2018	20,414	105,272	25	76.5%
New Haven 453 Washington Ave	12/16/2016	3/8/2019	9,511	64,225	34	77.8%
Miami 212 NE 26th St	(4)	7/2/2019	19,710	71,953	(4)	(4)
Jacksonville 2 45 Jefferson Rd	3/27/2018	8/16/2019	9,491	70,255	19	65.8%
			$117,678	737,659	34(5)	76.8	%(5)

Miami 4 1103 SW 3rd Ave	10/9/2016	9/17/2019	-	74,685	37	90.6%
Miami 5 4001 NW 77th Ave	8/13/2018	9/17/2019	-	77,075	14	59.4%
Miami 6 590 NW 137th Ave	8/12/2016	9/17/2019	-	76,765	39	85.2%
Miami 7 18460 Pines Blvd	3/26/2018	9/17/2019	-	86,450	19	64.5%
Miami 8 2434 SW 28th Lane	12/12/2016	9/17/2019	-	51,923	35	93.7%
			$89,616	366,898	28(5)	77.2	%(5)

Total Owned Properties			$207,294	1,104,557	32(5)	76.9	%(5)
(1)

JCAP Capital Investment represents the sum of the funded principal balance of the loan (net of unamortized origination fees), cash consideration (inclusive of transaction costs), assumed liabilities, net property working capital acquired, all as of the date of acquisition, and any capital costs spent after the date of acquisition.  The stabilized yield on our capital investment ranges from 7.5% to 8.5%.

(2)	The net rentable square feet (“NRSF”) includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of October 27, 2019.
(4)	As of September 30, 2019, this facility has not been placed into service.
(5)	Average weighted based on NRSF.

Third Quarter 2019	12

Jernigan Capital, Inc.

Schedule of Completed Projects

As of September 30, 2019

(unaudited, dollars in thousands)

	Location			Remaining
	(MSA)		Funded	Unfunded	Fair	Size	Date	Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment (1)	Value	(NRSF) (2)	Opened	Open (3)	Occupancy (3)
7/2/2015	Milwaukee 420 W St Paul Ave	$7,650	$7,648	$2	$9,146	81,489	10/9/2016	37	75.2%
10/27/2015	Austin 251 North A W Grimes Blvd	8,658	8,136	522	8,040	77,234	3/16/2017	31	89.2%
8/14/2015	Raleigh 1515 Sunrise Ave	8,792	8,789	3	8,640	60,171	3/8/2018	20	68.0%
1/31/2017	Atlanta 4 4676 S Atlanta Rd	13,678	13,497	181	16,857	103,776	7/12/2018	16	43.1%
2/24/2017	Orlando 3 12709 E Colonial Dr	8,056	7,629	427	9,473	69,645	7/26/2018	15	43.8%
4/20/2017	Denver 2 3110 S Wadsworth Blvd	11,164	10,995	169	12,632	74,307	7/31/2018	15	47.6%
6/29/2017	Boston 1 (4) 329 Boston Post Rd E	-	-	-	3,232	90,553	8/8/2018	15	42.9%
4/14/2017	Louisville 1 2801 N Hurstbourne Pkwy	8,523	7,422	1,101	9,224	65,786	8/15/2018	14	44.8%
9/20/2016	Charlotte 2 1010 E 10th St	12,888	12,413	475	13,600	75,760	8/30/2018	14	49.0%
9/28/2017	Louisville 2 3415 Bardstown Rd	9,940	9,311	629	11,527	76,603	8/31/2018	14	41.3%
6/12/2017	Tampa 4 3201 32nd Ave S	10,266	9,379	887	12,654	72,765	10/9/2018	13	46.2%
5/2/2017	Atlanta 6 2033 Monroe Dr	12,543	11,818	725	14,367	80,885	10/15/2018	12	31.1%
7/27/2017	Jacksonville 3 2004 Edison Ave	8,096	7,520	576	9,538	68,100	11/6/2018	12	42.2%
6/19/2017	Baltimore 1 (5) 1835 Washington Blvd	10,775	10,453	751	12,159	83,635	11/20/2018	11	32.1%
5/19/2017	Tampa 3 2460 S Falkenburg Rd	9,224	8,089	1,135	9,906	70,574	11/29/2018	11	45.8%
6/28/2017	Knoxville 130 Jack Dance St	9,115	8,463	652	10,316	72,490	11/30/2018	11	39.8%
2/24/2017	New Orleans 2705 Severn Ave	12,549	11,668	881	13,927	86,545	12/21/2018	10	38.7%
6/30/2017	New York City 2 (5) 465 W 150th St	27,982	28,267	1,160	29,877	40,951	12/28/2018	10	28.0%
8/30/2017	Orlando 4 9001 Eastmar Commons	9,037	7,967	1,070	10,164	76,340	1/16/2019	9	45.6%
2/8/2018	Minneapolis 2 3216 Winnetka Ave N	10,543	9,527	1,016	11,159	83,648	3/14/2019	7	31.1%
12/1/2017	Boston 2 10 Hampshire Rd	8,771	7,737	1,034	9,602	76,181	3/19/2019	7	32.7%
2/27/2017	Atlanta 5 56 Peachtree Valley Rd NE	17,492	17,492	-	19,880	87,160	4/8/2019	7	17.3%
3/30/2018	Philadelphia (5)(6) 550 Allendale Rd	14,338	11,429	3,264	11,688	69,930	4/25/2019	6	22.7%
3/1/2017	Fort Lauderdale 5601 NE 14th Ave	9,952	9,191	761	12,974	80,559	5/2/2019	6	41.0%
5/2/2017	Tampa 2 9125 Ulmerton Rd	8,091	7,513	578	8,790	70,967	5/9/2019	6	37.0%
3/1/2017	Houston 1050 Brittmoore Rd	14,825	14,825	-	17,820	131,345	5/21/2019	5	11.7%
4/20/2017	Denver 1 6206 W Alameda Ave	9,806	9,117	689	10,179	59,524	6/28/2019	4	24.6%
1/18/2017	Atlanta 3 1484 Northside Dr NW	14,115	12,433	1,682	14,921	93,283	8/6/2019	3	12.0%
11/21/2017	Minneapolis 1 2109 University Ave W	12,674	9,767	2,907	11,289	88,348	9/3/2019	2	4.6%
Total Completed Development Investments		$319,543	$298,495	$23,277	$353,581	2,268,554		12(7)	37.9	%(7)
(1)

Commitment is fixed during underwriting at an amount deemed sufficient to cover interest carry and excess operating expenses over rental revenue during lease-up and deferred developer’s fees (if any) payable upon stabilization. Remaining unfunded commitment on completed projects is expected to be utilized primarily for such purposes. To the extent not needed for such purposes, such commitment will not be advanced.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of October 27, 2019.
(4)	This loan was repaid in full through a refinancing negotiated by our partner. The investment represents our 49.9% Profits Interest which was retained during the transaction.
(5)

The funded amount of these investments include PIK interest accrued on our loan or interest accrued on our preferred equity investment, as applicable. These interest amounts are not included in the commitment amount for each investment.

(6)	The Company has commenced foreclosure proceedings against the borrower.
(7)	Average weighted based on NRSF.

Third Quarter 2019	13

Schedule of Projects in Progress

As of September 30, 2019

(unaudited, dollars in thousands)

	Location			Remaining				Estimated
	(MSA)		Funded	Unfunded	Fair	Size	Construction	C/O
Closing Date	Address	Commitment	Investment	Commitment	Value	(NRSF) (1)	Start Date	Quarter (2)
9/14/2017	Los Angeles 1 959 W Hyde Park Blvd	28,750	9,470	19,280	9,722	120,038	Q2 2020	Q1 2021
9/14/2017	Miami 1 4250 SW 8th St	14,657	10,329	4,328	10,541	69,175	Q2 2018	Q1 2020
10/12/2017	Miami 2 (4) 880 W Prospect Rd	9,459	1,432	8,097	1,245	58,000	Q1 2020	Q4 2020
10/30/2017	New York City 3 (4) 5203 Kennedy Blvd	15,301	6,472	9,077	6,114	68,660	Q4 2017	Q4 2020
11/16/2017	Miami 3 (4) 120-132 NW 27th Ave	20,168	8,365	12,060	8,113	96,295	Q4 2018	Q2 2020
12/15/2017	New York City 4 6 Commerce Center Dr	10,591	4,887	5,704	5,350	78,325	Q2 2018	Q1 2020
12/27/2017	Boston 3 19 Coolidge Hill Rd	10,174	2,710	7,464	2,638	62,700	Q1 2020	Q1 2021
12/28/2017	New York City 5 375 River St	16,073	10,718	5,355	12,065	90,700	Q4 2018	Q4 2019
4/6/2018	Minneapolis 3 101 American Blvd West	12,883	8,613	4,270	10,075	87,084	Q3 2018	Q4 2019
5/1/2018	Miami 9 (4) 10651 W Okeechobee Rd	12,421	3,423	9,118	3,314	70,538	Q1 2020	Q4 2020
5/15/2018	Atlanta 7 2915 Webb Rd	9,418	4,515	4,903	5,195	76,519	Q3 2018	Q1 2020
5/23/2018	Kansas City 510 Southwest Blvd	9,968	6,376	3,592	7,516	76,751	Q3 2018	Q4 2019
6/7/2018	Orlando 5 7212 W Sand Lake Rd	12,969	8,190	4,779	9,613	75,918	Q4 2018	Q4 2019
6/12/2018	Los Angeles 2 (4) 7855 Haskell Ave	9,298	4,839	4,874	4,883	116,022	Q4 2019	Q1 2021
11/16/2018	Baltimore 2 8179 Ritchie Hwy	9,247	715	8,532	672	61,750	Q2 2019	Q4 2020
3/1/2019	New York City 6 435 Tompkins Ave	18,796	3,111	15,685	3,088	76,250	Q4 2019	Q4 2020
3/15/2019	Stamford (3)(4) 370 West Main St	2,904	3,014	-	4,990	38,650	Q2 2019	Q4 2019
4/18/2019	New York City 7 (4) 14 Merrick Rd	23,462	6,309	17,232	6,093	95,331	Q3 2019	Q3 2020
5/8/2019	New York City 8 (4) 74 Bogart St	21,000	21,580	-	22,126	193,763	Q1 2020	Q3 2021
7/11/2019	New York City 9 (4) 74-16 Grand Ave	13,095	13,298	-	13,280	105,950	Q1 2020	Q2 2021
8/21/2019	New York City 10 (4) 1401 4th Ave	8,674	8,741	-	8,673	76,775	Q3 2019	Q4 2020
Total Development Investments in Progress		$289,308	$147,107	$144,350	$155,306	1,795,194
(1)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(2)

Estimated C/O dates represent the Company’s best estimate as of September  30, 2019 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

(3)	This facility received a temporary C/O or C/O subsequent to September 30, 2019.
(4)

The funded amount of these investments include PIK interest accrued on our loan or interest accrued on our preferred equity investment, as applicable. These interest amounts are not included in the commitment amount for each investment.

Third Quarter 2019	14

Schedule of Heitman JV Owned Properties and Development Projects Completed

As of September  30, 2019

(unaudited, dollars in thousands)

JV Owned Properties:

Location
(MSA)	Date	Date	JV Capital	Size	Months	% Physical
Address	Opened	Acquired	Investment (1)	(NRSF) (2)	Open (3)	Occupancy (3)
Jacksonville 3211 San Pablo Rd S	7/26/2017	1/28/2019	$12,564	80,621	27	85.0%
Atlanta 2 11220 Medlock Bridge Rd	9/14/2017	1/28/2019	10,079	70,139	25	71.4%
Denver 2255 E 104th Ave	12/14/2017	1/28/2019	13,899	85,500	22	62.2%
Atlanta 1 1801 Savoy Dr	4/12/2018	1/28/2019	11,770	71,147	19	55.8%
Total Owned Properties			$48,312	307,407	23(4)	68.8	%(4)
(1)

JV Capital Investment represents the sum of the funded principal balance of the loan (net of unamortized origination fees), cash consideration (inclusive of transaction costs), assumed liabilities, and net property working capital acquired, all as of the date of acquisition. The stabilized yield on our capital investment ranges from 7.5% to 8.5%.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of October 27, 2019.
(4)	Average weighted based on NRSF.

Development Projects Completed:

	Location			Remaining
	(MSA)		Funded	Unfunded	Fair	Size	Date	Months	% Physical
Closing Date	Address	Commitment	Investment	Commitment (1)	Value	(NRSF) (2)	Opened	Open (3)	Occupancy (3)
9/28/2016	Columbia 401 Hampton St	$9,199	$9,072	$127	$10,348	70,935	8/23/2017	26	67.3%
4/15/2016	Washington DC (4) 1325 Kenilworth Ave NE	-	-	-	3,043	90,295	9/25/2017	25	72.5%
5/14/2015	Miami 1 490 NW 36th St	13,867	12,819	1,048	15,716	75,770	2/23/2018	20	68.0%
12/22/2016	Raleigh 7710 Alexander Town Blvd	8,877	8,856	21	9,539	64,108	6/8/2018	17	56.8%
9/25/2015	Fort Lauderdale 812 NW 1st St	13,230	12,899	331	16,969	87,384	7/26/2018	15	38.4%
5/14/2015	Miami 2 1100 NE 79th St	14,849	14,519	330	15,864	73,890	10/30/2018	12	62.3%
7/21/2016	New Jersey 6 Central Ave	7,828	7,085	743	8,593	59,010	1/24/2019	9	45.4%
Total Completed Development Investments		$67,850	$65,250	$2,600	$80,072	521,392		18(5)	59.0	%(5)
(1)

Commitment is fixed during underwriting at an amount deemed sufficient to cover interest carry and excess operating expenses over rental revenue during lease-up and deferred developer’s fees (if any) payable upon stabilization. Remaining unfunded commitment on completed projects is expected to be utilized primarily for such purposes. To the extent not needed for such purposes, such commitment will not be advanced.

(2)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, non-covered RV space or parking spaces.
(3)	As of October 27, 2019.
(4)

The SL1 Venture’s loan was repaid in full through a refinancing initiated by the SL1 Venture’s partner. This investment represents the SL1 Venture’s 49.9% Profits Interest which was retained during the transaction.

(5)	Average weighted based on NRSF.

Third Quarter 2019	15

Summary of Investments

As of September 30, 2019

Closed Investments by Geography:

*Other markets include MSAs comprising of 2% (Baltimore, Fort Lauderdale, Houston, Louisville, Philadelphia,  Raleigh, and Washington DC) and 1% (Austin, Columbia, Kansas City, Knoxville, Milwaukee, New Haven, New Orleans, Pittsburgh, and Stamford) of total closed investments.

Status of Investments:

	# Properties	# of Properties Open and Operating	# of Properties Under Construction	Size (NRSF)	Total JCAP Investment Commitment
On-balance sheet
Wholly Owned Assets	15	14	1	1,104,557	$207,294
Development Property Investments	50	29	21	4,063,748	$608,851
Joint Venture
Wholly Owned Assets	4	4	0	307,407	$4,831
Development Property Investments	7	7	0	521,392	$6,785

Third Quarter 2019	16

Capital Sources and Investment Uses

As of September  30, 2019

(dollars in millions)

Estimated Capital to be Used in Investing Activities (1)
Contractual investment obligations:
Development property investments (2)	$168
Total to Fund Investments	$168

Estimated Sources of Capital
Cash and cash equivalents as of September 30, 2019	$7
Remaining credit facility capacity (3)	110
Remaining capital needs	51
Total Sources	$168
(1)	Does not include financing spend or operating cash flow.
(2)	Includes non-cash interest reserves of approximately $36 million.
(3)

Assumes increase in the borrowing base availability under the Credit Facility to the full $235 million prior to any accordion amounts. As of September  30, 2019,  the Company had $73.5 million available under the Credit Facility after considering the $125 million outstanding and $198.5 million of total availability for borrowing under the Credit Facility.

The Company may use any combination of the following capital sources to fund additional capital needs:

•	Refinancing of JCAP mortgage indebtedness (49.9% profits interest and ROFR retained)
•	Potential sales of facilities underlying current development investments to third parties
•	Common Stock issuances
•	Potential exercise of $165 million accordion feature of Credit Facility

Timing of Funding $168 million of Investments (1)

(1)	Includes non-cash interest reserves of approximately $36 million.

Third Quarter 2019	17

Capital Structure

As of September  30, 2019

(dollars in millions)

Credit Facility Outstanding	$125
Term Loans	41
Series A Preferred Stock	131
Series B Preferred Stock	39
Common Stock	428
Total Capital	$764

Third Quarter 2019	18

Jernigan Capital, Inc.

Company Information

Corporate Headquarters	Trading Symbol	Investor Relations	Information Requests
6410 Poplar Avenue	Common shares: JCAP	6410 Poplar Avenue	To request an Investor Relations
Suite 650	7.00% Series B Preferred Stock: JCAP-PR B	Suite 650	package or annual report, please
Memphis, TN 38119	Stock Exchange Listing	Memphis, TN 38119	visit our website at
901.567.9510	New York Stock Exchange	901.567.9510	www.jernigancapital.com

Executive Management

Dean Jernigan	John A. Good
Executive Chairman	Chief Executive Officer

Jonathan Perry	Kelly P. Luttrell
President and Chief Investment Officer	Senior Vice President, Chief Financial Officer, Treasurer and
Corporate Secretary

David Corak	Billy Perry
Senior Vice President of Corporate Finance	Senior Vice President of Investment Management

Independent Directors

Mark O. Decker	James D. Dondero
Director	Director

Rebecca Owen	Howard A. Silver
Director	Director

Harry J. Thie
Director

Equity Research Coverage

Baird Equity Research	B. Riley FBR
RJ Milligan	Tim Hayes
rjmilligan@rwbaird.com	timothyhayes@brileyfbr.com

Jefferies LLC	KeyBanc Capital Markets
Jonathan Petersen	Todd M. Thomas
jpetersen@jefferies.com	tthomas@key.com

Raymond James & Associates
Jonathan Hughes
jonathan.hughes@raymondjames.com

Any opinions, estimates, forecasts or predictions regarding Jernigan Capital’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Jernigan Capital or its management. Jernigan Capital does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Third Quarter 2019	19